TherapeuticsMD, Inc 8-K
Exhibit 10.6

Consulting Agreement

This Consulting Agreement is between (i) Lang Naturals, Inc., a Rhode Island corporation, having its principal place of business at 20 Silva Lane, Middletown, RI 02842-7201 (“Lang”), (ii) VitaMedMD, LLC, a Delaware limited liability company (“VitaMedMD”) and (iii) TherapeuticsMD, Inc., a Nevada corporation and parent company of VitaMedMD (“Therapeutics”), both having offices located at 951 Broken Sound Parkway, Suite 320, Boca Raton, FL 33487, is made and entered into effective as of October 23, 2011 (the “Effective Date”).

WHEREAS, VitaMedMD has requested Lang to provide certain consulting services (the “Consulting Services”) as provided herein, and Lang is willing to provide the Consulting Services on the terms and subject to the conditions set forth in this Agreement,

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.           Consulting Services. Lang shall provide the following Consulting Services to VitaMedMD:

(a)    A representative of Lang will participate on VitaMedMD’s product development committee that evaluates improvements to existing products and new products; and

(b)   Other consulting services as mutually agreed upon from time to time by Lang and VitaMedMD in relation to new OTC and prescription products which are produced by Lang for VitaMedMD including but not limited to services related to (i) research, design, compliance, scientific and regulatory affairs, and commercialization, and (ii) assisting VitaMedMD in finding and evaluating formulation, manufacturing and sourcing options. Nothing in this Agreement shall require Lang to disclose to VitaMedMD any Confidential Information of Lang, as the term “Confidential Information” is defined in any Product Sale Agreement entered into from time to time between Lang and VitaMedMD, including without limitation those certain Product Sale Agreements between Lang and VitaMedMD (i) one for Prenatal Multivitamin and VitaMedMD DHA 300 mg Vegetarian Softgel, dated December 2, 2008, as amended, (ii) one for VitaMedMD Iron 150, dated March 24, 2011, as amended, and (iii) one for Prenatal 1 Single Softgel Prenatlal Multivitamin with DHA, dated October 20, 2009, as amended.

2.           Expense Reimbursement. VitaMedMD agrees to reimburse Lang, within 15 days of presentation of invoices and appropriate documentation therefor, for all out-of-pocket expenses for travel and engagement of experts incurred by Lang in the performance of the Consulting Services, provided that incurring such expense has been approved by VitaMedMD in advance.

3.           Consulting Fee. In consideration for the Consulting Services, Therapeutics hereby agrees to execute and deliver to Lang contemporaneously with the execution and delivery hereof the Warrant attached hereto as Exhibit A (the “Warrant”), such Warrant granting Lang the right to acquire eight hundred thousand (800,000) shares of Common Stock of Therapeutics at a price of $0.38 cents per share.

4.           Exclusion of Liability. Lang agrees to exercise commercially reasonable efforts to provide the Consulting Services contemplated hereby in a reasonable and timely manner as mutually agreed by Lang and VitaMedMD. VitaMedMD acknowledges that Lang is not a professional consultant and that the Consulting Services are based on Lang’s existing experience and contacts in the nutritional products industry. All information provided by Lang to VitaMedMD as a result of the Consulting Services, whether proprietary or non-proprietary, whether written, recorded or verbal, whether on, prior or subsequent to the date of this Agreement, and whether prepared by Lang or by a third party, that Lang believes in good faith to be true and accurate (“Covered Information”) is provided “As Is and With All Faults” and without any representation or warranty, express or implied, as to the usefulness, accuracy, completeness, feasibility, reliability, or legality of the Information whatsoever. Provided that Lang believes in good faith that the Information provided to VitaMedMD is true and accurate as of the date provided, Lang shall have no liability to VitaMedMD with respect to the Consulting Services or the Information. Without limiting the foregoing, IN NO EVENT WILL LANG BE LIABLE TO VITAMEDMD FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES ARISING OUT OF OR RELATED TO THE CONSULTING SERVICES OR THE INFORMATION, WHETHER THE CLAIM IS BASED IN TORT (INCLUDING NEGLIGENCE OR STRICT LIABILITY), OR IN CONTRACT, AT LAW OR IN EQUITY, INCLUDING WITHOUT LIMITATION, LOSS OF PROFIT, INCOME OR SAVINGS, EVEN IF ADVISED OF THE POSSIBILITY THEREOF. THE PARTIES INTEND AND AGREE TO LIMIT LANG’S LIABILITY, IF ANY, TO DIRECT DAMAGES ONLY, TO THE MAXIMUM EXTENT ALLOWED BY LAW.

5.           Term. The term of this Agreement (“Term”) shall commence as of the Effective Date and continue until the second anniversary thereof. The parties may at any time, by mutual written agreement, extend the Term.

6.           Assignment. Neither party hereto may assign this Agreement, in whole or in part, without the prior written consent of the other party hereto. The rights and obligations of each party will be binding upon and inure to the benefit of its successors and permitted assigns.

7.           Notices.

(a)           All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by facsimile, upon written confirmation of receipt by addressee, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

(b)           Notices shall be sent to each party at its respective address listed below (if a party desires to change its address for notice, it shall notify the other party according to these terms):

If to Lang:	Lang Naturals, Inc.
20 Silva Lane
Middletown, RI 02842
Attention: David Lang
Facsimile No: (401) 848-7700

If to VitaMedMD:	VitaMedMD, LLC
951 Broken Sound Parkway, Suite 320
Boca Raton, FL 33487
Attention: Robert Finizio, CEO
Facsimile No: (561) 431-3389

If to Therapeutics:	TherapeuticsMD, Inc.
951 Broken Sound Parkway, Suite 320
Boca Raton, FL 33487
Attn: Robert Finizio, CEO
Facsimile No: (561) 431-3389

8.           Waiver of Jury Trial. Each party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore, each party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement or the transactions hereby. Each party acknowledges and represents that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce such waiver; (b) it understands and has considered the implications of such waiver; (c) it makes such waiver voluntarily; and (d) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 8.

9.           Consent to Jurisdiction.

(a)           Each of the parties consents to the exclusive jurisdiction of all state and federal courts located in Providence, Rhode Island, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action, or other proceeding arising out of, or in connection with, this Agreement or any of the transactions contemplated hereby. Each party expressly waives any and all rights to bring any suit, action, or other proceeding in or before any court or tribunal other than the courts described above and covenants that it shall not seek in any manner to resolve any dispute other than as set for in this Section 9 or to challenge or set aside any decision, award, or judgment obtained in accordance with the provisions hereof.

(b)           Each of the parties expressly waives any and all objections it may have to venue, including, without limitations, the inconvenience of such forum, in any of such courts. In addition, each of the parties consent to the service of process by personal service or any manner in which notices may be delivered hereunder in accordance with Section 7.

10.           Attorneys’ Fees. The prevailing party in any suit, action, or other proceeding arising out of, or in connection with, this Agreement or any of the transactions contemplated hereby shall, as part of any remedy granted in such suit, action, or proceeding, be entitled to recovery of such party’s reasonable attorney’s fees and expenses incurred in connection with such suit, action, or other proceeding.

11.           Governing Law. This Agreement is and shall be deemed to be a contract entered into and made pursuant to the laws of the State of Rhode Island, and shall in all respects be governed, construed, applied, and enforced in accordance with the laws of the State of Rhode Island, without reference to conflict of laws principles.

12.           Counterparts; Signatures. This Agreement may be signed in one or more counterparts, each of which shall be one and the same agreement. If a counterpart of this Agreement is signed and transmitted via facsimile, or via PDF transmitted by e-mail, such signatures shall bind the signing party to this Agreement in full. Original documents may also be signed by the parties and will have the same binding power.

13.           Interpretation. The captions of this Agreement are for convenience and reference only and in no way define, limit or describe the scope or intent of this Agreement nor affect it in any way. Should any provision of this Agreement require judicial or arbitral interpretation, it is agreed that the court or arbitrator interpreting or construing the same shall not imply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that the agents of all parties have participated in the preparation of this Agreement. Words of the masculine gender mean and include correlative words of the feminine and neuter genders, and words importing the singular number mean and include the plural number and vice versa.

14.           Amendment; Waiver. Any modifications or amendments to this Agreement must be in writing and signed by both parties. Any waiver by either party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of that or any other provision of this Agreement. Any waiver must be in writing. Failure by either party to insist upon strict adherence to any provision of this Agreement on one or more occasions will not deprive such party of the right to insist upon strict adherence to that or any other provision of this Agreement.

15.           Independent Parties. This Agreement shall not be construed as constituting a joint venture or partnership between Lang and either of VitaMedMD or Therapeutics. No party shall have any right to obligate any other party in any manner whatsoever, and nothing herein is intended to confer any right of any kind to any third person.

[Signatures appear on the immediately succeeding page.]

IN WITNESS WHEREOF, the parties have each caused this Agreement to be signed and delivered by their duly authorized representatives as of the Effective Date.

Lang Naturals, Inc.

By:	/s/ David Lang
David Lang
President

VitaMedMD, LLC

By:	/s/ Robert Finizio
Robert Finizio
Chief Executive Officer

TherapeuticsMD, Inc.

By:	/s/ Robert Finizio
Robert Finizio
Chief Executive Officer

EXHIBIT A

Warrant